                                                                    EXHIBIT 4(k)

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS.


Warrant No. 1                               Warrant to Purchase 100,000 Shares
                                            Common Stock (subject to adjustment)


                       WARRANT TO PURCHASE COMMON STOCK
                                      OF
                                CLINICOR, INC.
                         VOID AFTER NOVEMBER 25, 2002


     This certifies that, for value received, The Robinson-Humphrey Company, LLC, or registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from CLINICOR, INC. (the "Company"), a Nevada corporation, 100,000 shares of the Common Stock of the Company, as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below.

     1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m. Central standard time, on November 25, 2002, and shall be void thereafter.

     2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $5.50 per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

     3.   Exercise of Warrant.

          (a) The purchase rights represented by this Warrant are exercisable by Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to Holder), together with payment, by certified or official bank check, of the Exercise Price multiplied by the number of shares being purchased upon exercise.

          (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the payment of all taxes, if any, required to be paid by Holder prior to the issuance of shares upon exercise, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

     4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction, unless a different cash payment is required to be made pursuant to Section 78.205 of the Nevada Revised Statutes.

     5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6. Rights of Shareholders. This Warrant does not confer upon Holder any right to vote or to consent or to receive notice as a shareholder, as such, in respect of any matters whatsoever, nor shall anything contained herein be construed to confer upon Holder, as such, any other rights or liabilities of a shareholder of the Company until the Warrant shall have been exercised as provided herein.

     7.   Transfer of Warrant.

          (a) Warrant Register. The Company will maintain a register (the "Warrant Register") for the registration and registration of transfer of the Warrant at its principal office or at such other office as it may designate in writing or agency as it may designate pursuant to Section 7(b) below. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

          (c) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

          (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of Holder a new warrant or warrants of like tenor, in the name of Holder or as the Holder (on payment by Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

          (e) Compliance with Securities Laws.

              (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for Holder's own account and not as a nominee for any other party, and for investment, and that Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities law. Upon exercise of this Warrant, Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                (ii) Each Warrant shall bear a legend substantially in the form set forth on the face hereof and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS.

     8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be duly and validly issued and fully paid and non-assessable, and not subject to preemptive rights.

     9.   Notices.

          (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be delivered to Holder.

          (b)  In case:

               (i) The Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or

               (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

               (iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend or distribution, and stating the amount and character of such dividend or distribution, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

          (c) Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 13.

     10.  Amendments.

          (a) Any term of this Warrant may be amended or the provisions of this Warrant waived with the written consent of the Company and Holder.

          (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

          (a) Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          (b) Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

          (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

          (d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

          (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant the certificate described in Section 9(a) above,

          (f) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

     12. Registration Rights. Upon exercise of this Warrant, the Holder shall have and be entitled to exercise certain piggyback registration rights as set forth below.

          (a) Grant of Piggyback Registration Rights. If at any time or from time to time, the Company shall determine to register any securities, either for its own account or the account of one or more of the Company's security holders (other than a registration statement on Form S-8 or Form S-4 or any successor forms, or a registration on Form S-3 or any successor form for the account of securities holders, or any registration that does not involve an underwriting) the Company shall (i) promptly give written notice of such proposed filing and of the proposed date thereof to the Holder, and (ii) if, on or before the twentieth (20th) day following the date on which such notice is given, the Company shall receive a written request from Holder requesting that the Company include among the securities covered such registration statement some or all of the shares of Common Stock held or to be held after exercise of the Warrant by such Holder (the "Warrant Stock"), except as set forth in Section 12(b)(i) below, the Company shall use its best efforts to include such Warrant Stock in such registration statement, if filed.

          (b) Terms and Conditions of Registration. Except as otherwise provided herein, in connection with any such registration statement, the following provisions shall apply:

              (i)    The right of Holder to registration pursuant to this
Section 12 shall be conditioned upon Holder's participation in the underwriting associated with such registration and the inclusion of Holder's Warrant Stock in the underwriting to the extent provided herein. Holder shall (together with the Company and any other participating holders) enter into an underwriting agreement in customary form with the managing underwriter selected by the Company. If the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the amount of

Warrant Stock to be included in the registration and underwriting (but not the number of securities to be sold by the Company unless the Company has otherwise agreed) on a pro rata basis based on the total number of shares (including Warrant Stock) proposed to be included in the registration by Holder or other stockholders having piggyback registration rights, subject to any rights of the holders of convertible preferred stock of the Company to have the common stock issued upon conversion of such preferred stock included in such underwriting on other than a pro rata basis.

     If Holder disapproves of the terms of any such underwriting, Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriters. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

              (ii) All expenses in connection with the preparation and filing of a registration statement shall be borne solely by the Company, except for any transfer taxes payable with respect to the disposition of such Warrant Stock, and any underwriting discounts and selling commissions applicable solely to such sales of and any fees and disbursements of counsel for Holder, which shall be paid by the Holder of the Warrant Stock being registered.

              (iii) Holder shall cooperate fully with the Company and provide the Company with all information reasonably requested by the Company for inclusion in the registration statement or as necessary to comply with the Securities Act.

              (iv) The piggyback registration rights granted by this Agreement are incidental only and nothing shall be deemed to require the Company to take any action, including without limitation, any registration of securities, that may give rise to such incidental rights.

          (c) Standstill Agreement. Holder, if required by the Company or any underwriter, shall agree not to sell or otherwise to transfer or dispose of, or contract to sell or otherwise transfer or dispose of, any Warrant Stock (or other securities) of the Company held by Holder during the period not to exceed one hundred and eighty (180) days as requested by the managing underwriter following the effective date of the first registration statement of the Company filed under the Securities Act (other than any such securities included in such registration statement), without prior written consent of the Company or such underwriter, provided that all officers, and directors of the Company enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose a stop-transfer instruction with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

          (d) Modification and Waiver. No modification or waiver of any provision of these registration rights provisions and no consent by Holder to any departure therefrom by the Company shall be effective unless such modification or waiver shall be in writing and signed by Holder or by a duly authorized officer of Holder if Holder is an entity, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances.

          (e) Stamp or Other Tax. Should any stamp or excise tax become payable in respect of this Agreement, or any modification hereof, the Company shall pay the same (including interest and penalties, if any) and shall hold Holder harmless with respect thereto.

          (f) Termination of Registration Rights. The registration rights granted hereunder will expire as to each Holder the earlier of (i) November 25, 2002 or (ii) upon such date as such Holder may sell all shares of Warrant Stock owned by such Holder within a three (3) month period pursuant to Rule 144 promulgated under the Securities Act.

     13.  Miscellaneous.

          (a) Notice Generally. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been given three (3) days after being sent by registered or certified mail, return receipt requested, or when personally delivered, or successfully sent by facsimile transmission as evidenced by a fax machine confirmation report thereof, addressed, as the case may be, to the Holder at The Robinson-Humphrey Company, LLC, Atlanta Financial Center, 3333 Peachtree Rd., N.E., Atlanta, Georgia 30326, Facsimile No. 404-266-5938 with a copy to _____________________
Facsimile No. _____________, or as may otherwise be reflected for the Holder on the books of the Company; or to the Company at Clinicor, Inc., 1717 West Sixth Street, Suite 400, Austin, Texas 78703 Attention: Robert Sammis, Facsimile No.
(512) 477-0027; with a copy to Graves, Dougherty, Hearon & Moody, 515 Congress Avenue, Suite 2300, Austin, Texas, Attention: Karen Bartoletti, Esq., Facsimile No. (512) 478-1976, or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner.

          (b) Successors and Assigns. Subject to compliance with the provisions of Section 7, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

          (c) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

          (d) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          (e) Governing Law. This Warrant and the transactions contemplate hereby shall be deemed to be consummated in the State of Nevada and shall be governed by and interpreted in accordance with the local laws of the State of Nevada without regard to the provisions thereof relating to conflict of laws.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: November 25, 1997

                                         CLINICOR, INC.

                                         By  /s/ JAMES W. CLARK, JR.
                                             ---------------------------

                                         Its VP Finance, Treasurer & CFO
                                             ---------------------------

ACCEPTED AND AGREED:

THE ROBINSON-HUMPHREY COMPANY, LLC


By /s/ WILLIAM J. SHERMAN
   ---------------------------------

Its Managing Director
    --------------------------------

                                   EXHIBIT A

                              NOTICE OF EXERCISE

                [To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of shares of Common Stock of Clinicor, Inc., and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other-property issuable upon such exercise) be issued in the name of and delivered to the undersigned and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.



                                -----------------------------------
                                (Name of Registered Owner)



                                -----------------------------------
                                (Signature of Registered Owner)



                                -----------------------------------
                                (Street Address)



                                -----------------------------------
                                (State) (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B

                                ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee:       _________________________
                                    _________________________
                                    _________________________
                                    _________________________

No. of Shares of Common Stock:      _________________________


and does hereby irrevocably constitute and appoint _____________ attorney-in-fact to register such transfer on the books of CLINICOR, INC., maintained for the purpose, with full power of substitution in the premises.

Dated:         ______________________________

Print Name:    ______________________________

Signature:     ______________________________

Witness:       ______________________________


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.